UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/28/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant’s telephone number including area code	IRS Employer Identification Number

001-33527	BWAY HOLDING COMPANY Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	55-0800054

001-12415	BWAY CORPORATION Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	36-3624491

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2010, BWAY Holding Company, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Picasso Parent Company, Inc., a Delaware corporation (“Parent”) and Picasso Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Madison Dearborn Partners, LLC (“MDP”).

The Merger Agreement was unanimously approved by the Company’s Board of Directors based upon the recommendation of the Transaction Committee of the independent directors that was established to undertake a review of the Company’s strategic alternatives.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $20.00 in cash (the “Per Share Merger Consideration”), without interest.

Consummation of the Merger is subject to customary conditions, including without limitation (i) approval by (A) the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger and (B) the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, excluding for this purpose shares owned by affiliates of Kelso & Company, (ii) receipt of any required approvals, or expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other regulatory laws, and (iii) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

The obligations of Parent and Merger Sub are further subject to satisfaction (or waiver) of certain other conditions, including without limitation (i) the absence of any “Company Material Adverse Effect” (as defined in the Merger Agreement) and (ii) a “Maximum Leverage Ratio” (as defined in the Merger Agreement) of not more than 5.4 to 1. In addition, the Merger Agreement provides that if the Marketing Period (as defined below) has not ended at the time of satisfaction or waiver of the above conditions, then neither Parent nor Merger Sub shall be required to effect the closing of the Merger until the earlier of (a) a date during the Marketing Period specified by Parent on at least three business days’ written notice to the Company or (b) the first business day immediately following the final day of the Marketing Period. “Marketing Period” is defined in the Merger Agreement to be the first 30 consecutive days throughout and on the last day of which (i) Parent, Merger Sub and their financing sources have received certain specified information to be used in connection with the financing, (ii) all mutual conditions to the obligations of the Company, Parent and Merger Sub to consummate the Merger, including the receipt of approval by the Company’s stockholders of the Merger, have been satisfied and (iii) all conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied, assuming that such conditions were applicable at any time during such 30 consecutive day period. Completion of the Merger is expected to occur in the second or third quarter of 2010.

During the period beginning on March 28, 2010 and continuing until 12:01 a.m. (New York time) on April 28, 2010 (the “No-Shop Period Start Date”), the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to acquisition proposals. Starting on the No-Shop Period Start Date, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties who have not submitted an acquisition proposal to the Company prior to 12:01 a.m. (New York time) on April 28, 2010 regarding alternative acquisition proposals. The Company is not subject to such no-shop restrictions with respect to third parties who have submitted an acquisition proposal to the Company prior to 12:01 a.m. (New York time) on April 28, 2010. The no-shop provision is also subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined is or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

Concurrent with the execution of the Merger Agreement, certain stockholders who are affiliates of Kelso & Company entered into a voting agreement with Parent and Merger Sub (the “Voting Agreement”). Pursuant to the Voting Agreement, the Kelso stockholders, who collectively own an aggregate of approximately 45% of the outstanding shares of common stock of the Company, have agreed to vote their respective shares of Company common stock in favor of the Merger and have granted a representative of Parent a proxy to vote such shares in the event the stockholders do not act in accordance with their obligations thereunder.

Affiliates of Bank of America Merrill Lynch (“Bank of America”) and Deutsche Bank Securities Inc. (“Deutsche Bank” and, together with Bank of America, the “Arrangers”) have committed to provide a $565 million senior secured credit facility, consisting of a $490 million term facility and a $75 million revolving facility, and a $200 million senior unsecured bridge facility, on the terms and subject to the conditions set forth in a commitment letter dated March 28, 2010 (the “Debt Commitment Letter”). The obligations of the Arrangers to provide debt financing under the Debt Commitment Letter are subject to a number of conditions which we believe are customary for financings of this type or are otherwise similar to certain conditions in the Merger Agreement. The final termination date for the commitments under the Debt Commitment Letter is October 7, 2010.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $12.5 million (or $5 million if the termination fee becomes payable in connection with a Superior Proposal (as defined in the Merger Agreement) entered into with a third party that submitted an acquisition proposal prior to 12:01 a.m. (New York time) on April 28, 2010). In circumstances other than those in which the Company is required to pay the termination fee described in the prior sentence, the Company may be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $3 million upon termination of the Merger Agreement, plus, if an alternative acquisition is entered into within a year following a termination that gave rise to a reimbursement obligation, up to an additional $1 million of expenses.

The Merger Agreement also provides that Parent will be required to pay the Company a fee of $27.5 million (minus any amounts previously reimbursed to the Company by the Parent in respect of expenses that may be incurred by the Company as a result of certain obligations under the Merger Agreement) if the Company terminates the Merger Agreement because (i) Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements in the Merger Agreement, which breach or failure to be true would give rise to the failure of a closing condition and such breach or failure to be true (x) cannot be cured by Parent or Merger Sub by October 7, 2010 (the “Termination Date”) or (y) if capable of being cured, is not cured within 30 calendar days following receipt of written notice from the Company of such breach (or such shorter period of time that remains between the date the Company provides written notice of such breach and the Termination Date) (provided that the Company shall not be entitled to terminate the Merger Agreement if it is in material breach of any of its representations, warranties, covenants or other agreements and that breach would result in the failure of a closing condition of Parent or Merger Sub), or (ii) Parent’s and Merger Sub’s closing conditions have been satisfied, and Parent and Merger Sub fail, following notice from the Company that it is prepared to consummate the Closing, to consummate the Merger when required by the Merger Agreement.

Parent will be required to pay (without duplication of the amounts described in the immediately preceding paragraph) to the Company a fee of $5 million (minus any amounts previously reimbursed to the Company by the Parent in respect of expenses that may be incurred by the Company as a result of certain obligations under the Merger Agreement) if the Merger Agreement is terminated by Parent for failure to satisfy the Maximum Leverage Ratio test described above as of the end of any fiscal quarter or for failure of such certificate to be delivered or if the Merger Agreement is terminated by Parent upon the Termination Date at a time when all closing conditions of Parent and Merger Sub are satisfied other than the condition relating to the Maximum Leverage Ratio.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. Nothing herein limits or otherwise affects the rights or obligations under the Merger Agreement of any party thereto.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of the dates specified therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants and disagreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

FORWARD-LOOKING STATEMENTS

This filing contains statements (including information included or incorporated by reference herein) that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors could adversely affect the Company’s future financial performance and cause actual results to differ materially from the Company’s expectations, including uncertainties associated with the proposed sale of the Company to affiliates of MDP, the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction, the ability of third parties to fulfill their obligations relating to the proposed transaction, the ability of the parties to satisfy the conditions to closing of the merger agreement to complete the transaction and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”). Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to BWAY Holding Company, Attn: Jeff O’Connell, 8607 Roberts Drive, Suite 250, Atlanta, GA 30350, telephone: 770-645-4800, or from the Company’s website, www.bwaycorp.com.

The Company and its directors and officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on January 22, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d) The exhibits set forth in the Exhibit Index to this Form 8-K are furnished herewith, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

Date: April 01, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.
2.1	Agreement and Plan of Merger among Picasso Parent Company, Inc., Picasso Merger Sub, Inc. and BWAY Holding Company dated as of March 28, 2010.